UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2009

AGR TOOLS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52043	98-0480810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer I.D. No.)

1944 Bayview Court, Kelowna, British Columbia V1Z 3L8
 (Address of principal executive offices)

250-826-4101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination Material Definitive Agreement.
Item 1.01 Entry into Material Definitive Agreement.

On July 21, 2009, AGR Tools, Inc. (the “Company”) entered into a share exchange agreement (the “Original Share Exchange Agreement”) with AGR Stone & Tools USA, Inc., a Texas company (“AGR”).  Pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR agreed to engage in a share exchange which, if completed, would result in AGR becoming a wholly owned subsidiary of the Company.  On October 29, 2009, pursuant to the terms of the Original Share Exchange Agreement, the Company and AGR mutually agreed to terminate the Original Share Exchange Agreement and enter into a new share exchange agreement (the “New Share Exchange Agreement”).

The New Share Exchange Agreement provides that the share exchange between the Company and AGR will be carried out through a statutory process specified by Part 5 of the Texas Business Corporation Act in order to effect the transaction in a more efficient matter.

The following is a brief description of the material terms and conditions of the New Share Exchange Agreement:

1.	46,186,516 shares of the Company’s common stock are to be issued to the current shareholders of AGR;

2.	AGR will receive approval for the share exchange from holders of at least 2/3rds of its voting securities pursuant to the Texas Business Corporation Act;

3.	AGR will have no more than 48,186,516 shares of its common stock issued and outstanding on the closing date of the New Share Exchange Agreement;

4.	the Company and AGR will be reasonably satisfied with their respective due diligence investigation of each other;

5.
AGR will have delivered to the Company audited financial statements for its last two fiscal years and any applicable interim period ended no more than 35 days before the closing of the New Share Exchange Agreement, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

6.	Tom Brown, the Company’s former director and officer, will cancel 25,000,000 shares of the Company’s common stock held in his name;

7.	AGR will file all required documentation with the Texas Secretary of State to effect the share exchange; and

8.	David Chapman, the Company’s current director, will resign and AGR will appoint a new director to fill the resulting vacancy.

Also on October 29, 2009 AGR received the approval for the New Share Exchange Agreement and the share exchange transaction from holders of approximately 77% of its voting securities through written resolution in lieu of holding a meeting.

The New Share Exchange Agreement is attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that the share exchange will be completed as contemplated in the New Share Exchange Agreement

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Share Exchange Agreement with AGR Stone & Tools USA, Inc. dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 30, 2009	AGR Tools, Inc.
(Registrant)

	By:	/s/ G.M. Rock Rutherford
G.M. Rock Rutherford, President